First Trust Advisors L.P.
                120 East Liberty Drive, Suite 400
                    Wheaton, Illinois  60187



                        January 19, 2011


First Trust Portfolios L.P.
120 East Liberty Drive, Suite 400
Wheaton, Illinois  60187


       Re:The First Trust GNMA Reinvestment Income Trust "
                        GRIT", Series 112

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
167491 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                          Sincerely,

                          First Trust Advisors L.P.



                          Jason T. Henry
                          Senior Vice President